SCHEDULE 14 C
         Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934

Check the appropriate box:
[ ]   Preliminary information statement
[X]   Definitive information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

               RODMAN & RENSHAW CAPITAL GROUP, INC.
               ------------------------------------
         (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      1)   Title of each class of securities to which transaction applies:
                Not Applicable.

      2)   Aggregate number of securities to which transaction applies:
                Not Applicable.

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
           0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                Not Applicable.

      4)   Proposed maximum aggregate value of transaction:
                Not Applicable.

      5)   Total fee paid:
                Not Applicable.

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)   Amount Previously Paid:
                Not Applicable.
      2)   Form, Schedule or Registration Statement No.:
                Not Applicable.
      3)   Filing Party:
                Not Applicable.
      4)   Date Filed:
                Not Applicable.

                       INFORMATION STATEMENT

               RODMAN & RENSHAW CAPITAL GROUP, INC.
                      233 South Wacker Drive
                      Chicago, Illinois 60606






                         November 24, 1997




Dear Stockholder:

           This Information Statement is being provided to inform you that Abaco Casa de Bolsa, S.A. de C.V., Abaco Grupo Financiero ("Abaco CDB"), which holds approximately 70% of the outstanding common stock of Rodman & Renshaw Capital Group, Inc. (the "Company"), has delivered to the Company a written consent by which Abaco CDB has requested and consented to the following actions (the "Actions"): (i) the election of six new directors of the Company and (ii) the removal of Ernesto Arechavala, Alexander
C. Anderson and Jorge Lankenau Rocha as directors of the Company.

           The actions taken by Abaco CDB's consent will become effective twenty days from the date hereof.

           This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the Actions. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

                                  Sincerely,




                                  Gilbert R. Ott, Jr.
                                  Secretary

           RODMAN & RENSHAW CAPITAL GROUP, INC.
                  233 South Wacker Drive
                  Chicago, Illinois 60606
                      (312) 526-2000
               -----------------------------

                   Information Statement
               -----------------------------

            Notice to Stockholders pursuant to
   Section 14(c) of the Securities Exchange Act of 1934
and Section 228(d) of the Delaware General Corporation Law
               -----------------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                      SEND US A PROXY
               -----------------------------



      This Information Statement is being provided to inform you that Abaco Casa de Bolsa, S.A. de C.V., Abaco Grupo Financiero ("Abaco CDB"), which holds approximately 70% of the outstanding common stock, par value $.09 per share ("Common Stock") of Rodman & Renshaw Capital Group, Inc. (the "Company"), has delivered to the Company a written consent by which Abaco CDB has requested and consented to the following actions (the "Actions"): (i) the election of six new directors and (ii) the removal of Ernesto Arechavala, Alexander C. Anderson and Jorge Lankenau Rocha as directors of the Company. This Information Statement is furnished for information purposes only, and does not relate to an annual meeting or special meeting in lieu of an annual meeting. Your vote is not required to approve the Actions. You are not being asked to send a proxy and you are requested not to send one. This Information Statement is being mailed on or about November 24, 1997 to holders of record of the Company's common stock at the close of business on November 21, 1997.

The Intervencion Gerencial

      On August 27, 1997 the Mexican Comision Nacional Bancaria y de Valores (the "National Banking and Securities Commission" or "CNBV") declared and announced an Intervencion Gerencial (a "Management Intervention") with respect to Abaco Grupo Financiero, S.A. de C.V. ("Abaco Financial Group" or "Group"), the parent company of Abaco CDB, and its Mexican subsidiaries Abaco CDB and Banco Confia, as a result of the ongoing financial difficulties of Abaco Financial Group and its subsidiaries. In the exercise of its authority under the Ley de Instituciones de Credito (the "Mexican Banking Law"), the CNBV has appointed Mr. Gustavo Vergara as the Interventor Gerencial (the "Management Interventor") for Abaco Financial Group.

      Under the Mexican Banking Law, as of the date of the intervention, Mr. Vergara has succeeded to the authority and assumed the powers of Abaco Financial Group's board of directors and chief executive officer. As of the date of the Management Intervention and until such time as it is terminated by the CNBV, the elected board of directors of Abaco Financial Group, Banco Confia and Abaco CDB have exercised, and will exercise, no authority or control over the business and affairs of the Group, although they may continue to meet in order to discuss the business and affairs of their respective companies and, if asked by the Management Interventor, to comment on such matters as he may request. The Management Interventor is not subject to the authority of shareholders or the board of directors of Abaco Financial Group, Abaco CDB or Banco Confia. The Company has been advised that the Management Intervention does not result in a change in ownership of the Group or any of its subsidiaries.

Abaco CDB's Actions by Written Consent in Lieu of a Meeting

      The Management Interventor for Abaco Financial Group has executed and delivered to the Company an action by written consent (the "Consent") pursuant to Section 228 of the Delaware General Corporation Law (the "General Corporation Law") signed by him on behalf of Abaco CDB, and dated November 20, 1997. By such Consent, Abaco CDB has voted, pursuant to Section 141 of the General Corporation Law, (i) to elect as directors, the individuals listed below under "New Directors" and (ii) to remove as directors, the following three persons who, at present, are the sole members of the Company's Board of Directors: Ernesto Arechavala, Alexander C. Anderson and Jorge Lankenau Rocha.

New Directors

      The following summarizes the age, business experience and background of the persons to become directors pursuant to the
Consent:

                           Age, Business Experience and
       Name                Other Directorships
       ----                ----------------------------

       Gustavo Vergara     Age 45.  Since August 27, 1997, Management
                           Interventor for Abaco Financial Group
                           and its subsidiaries. Mr. Vergara has
                           been employed by the CNBV since 1994,
                           during which time he has served as
                           Management Interventor for several
                           institutions. Prior thereto, Mr. Vergara was Director of Finance, Banco Bilbao Viscaya /
                           Probursa, from 1992 to June 1994.

       Miguel Cano         Age 38.  Since October 31, 1997, employed
                           by Abaco CDB as the Representative of
                           the Management Interventor. President
                           and Chief Executive Officer of
                           Bursamex Holdings and Bursamex Inc.,
                           its wholly-owned US broker-dealer
                           subsidiary, from June 1996 to July
                           1997. General Director of
                           International Affairs, CNBV, from
                           April 1995 to April 1996. General
                           Director of Market Development,
                           Mexican Securities Commission, from
                           1992 to April 1995.

       Luke J. Haran       Age 54.  Independent Financial Consultant,
                           since 1997. Managing Director,
                           Citicorp Securities, New York, New
                           York, from 1994 to 1997. Unit Head of
                           Serfin Securities, New York, New York
                           and London, England from 1990 to 1994.

       Benjamin Lopez      Age 33. Assistant to the Management
                           Interventor of Abaco Financial Group,
                           since August 1997. General Director,
                           Banco Promotor del Norte, S.A., from
                           June 1994 to August 1997. Director of
                           Capital Markets, Valores Bursatiles de
                           Mexico, S.A., from 1992 to June 1994.

       Deborah Hicks
       Midanek Age 43. Principal, Jay Alix & Associates, a consulting firm specializing in providing restructuring advice and management services to troubled companies in various industries, since 1997. Chief Executive Officer of Solon Asset Management, an investment advisory firm, since 1990. Chairman and Chief Executive Officer of The Solon Funds, an investment company, since 1990. Trustee of the Committee for Economic Development, since 1995. Director, Standard Brands Paint Company, since 1993.

       Jose C.
       Villarreal          Age 36. Treasurer, Banco Confia, Abaco
                           Grupo Financiero, Abaco Financial
                           Group's commercial bank subsidiary,
                           since January, 1993. Prior thereto,
                           Mr. Villarreal was an advisor to Banco
                           Confia on various projects beginning
                           in 1992.



Voting Securities

      The Company's authorized capital stock consists of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). Pursuant to Section 213(b) of the General Corporation Law, the record date for the actions by written consent in lieu of a meeting is November 21, 1997 (the "Record Date"). As of the Record Date, the Company had 6,645,802 shares of Common Stock issued and outstanding and 175 shares of Preferred Stock issued and outstanding.

      Each holder of Common Stock is entitled to one vote per share for the election of directors. Inasmuch as each share of Common Stock is entitled to one vote, the total voting power of all such outstanding shares of Common Stock as of the Record Date was, therefore, 6,645,802 votes. Holders of Common Stock may not cumulate their votes in the election of directors.

      As of the Record Date, Abaco CDB beneficially owned 4,625,788 shares of the Company's Common Stock. Accordingly, pursuant to Section 228 of the General Corporation Law and the Company's certificate of incorporation, Abaco CDB's ownership of a majority of the issued and outstanding shares of Common Stock entitles it to elect the directors by written consent in lieu of a meeting. Because Abaco CDB has sufficient voting power to approve the Actions through its ownership of the Company's Common Stock, no other stockholder consents are being solicited and no stockholders' meeting is being held in connection with the Actions. This Information Statement serves as notice of the Actions pursuant to Section 228(d) of the General Corporation Law.

Effective Date of the Actions

      In accordance with Section 14(c) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, the Actions to be effected by the Consent will not take effect until December 15, 1997. The Company will notify its stockholders by filing a Report on Form 8-K with the Securities and Exchange Commission when the Actions become effective.

Other Matters

      The Company will pay the cost of distributing this Information Statement, including the cost of assembling and mailing it. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock.

                               Sincerely,


                               Gilbert R. Ott, Jr.
                               Secretary


Rodman & Renshaw Capital Group, Inc.
233 South Wacker Drive
Chicago, Illinois  60606

November 24, 1997